5: Exhibit 5

[WORDMARK OF PEPCO HOLDINGS, INC.]

                                                                                                                                                   Exhibit 5

                                                                                                                     July 18, 2002

Pepco Holdings, Inc.
701 Ninth Street, N.W.
Washington, D.C. 20068

Ladies and Gentlemen:

          I am Executive Vice President and General Counsel of Potomac Electric Power Company, a
District of Columbia and Virginia corporation ("Pepco"), and Secretary of Pepco Holdings, Inc., a
Delaware corporation ("PHI"), and have acted as counsel to PHI in connection with the filing of a
Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 45,000 shares of common stock, par value $0.01 per share, of PHI (the "Shares") for offer and sale under the following employee benefit plans (the "Plans"):

           (1) Conectiv Savings and Investment Plan; and

           (2) Atlantic Electric 401(k) Savings and Investment Plan-B.

          In connection with this opinion, I, or my representatives, have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of PHI, Pepco, Conectiv and Atlantic City Electric Company representatives.

          Based upon the foregoing examination, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the respective Plans, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Item 5. Interests of Named Experts and Counsel" therein and in the related prospectus, and in any supplement thereto or amendments thereof.

                                                                                                           Very truly yours,

                                                                                                          WILLIAM T. TORGERSON